CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-174332 on Form N-1A of our reports dated December 18, 2025, relating to the financial statements and financial highlights of First Trust North American Energy Infrastructure Fund, First Trust EIP Power Solutions ETF (formerly known as First Trust EIP Carbon Impact ETF), FT Energy Income Partners Strategy ETF, First Trust High Income Strategic Focus ETF, and First Trust Long Duration Opportunities ETF, our reports dated December 19, 2025, relating to the financial statements and financials highlights of FT Vest S&P 500® Dividend Aristocrats Target Income ETF®, FT Vest SMID Rising Dividend Achievers Target Income ETF, FT Vest Technology Dividend Target Income ETF, FT Vest Dow Jones Internet & Target Income ETF, FT Vest Rising Dividend Achievers Target Income ETF, FT Vest DJIA® Dogs 10 Target Income ETF, FT Vest Growth Strength & Target Income ETF, FT Vest 20+ Year Treasury & Target Income ETF, FT Vest High Yield & Target Income ETF, FT Vest Investment Grade & Target Income ETF, First Trust SSI Strategic Convertible Securities ETF, and First Trust Intermediate Government Opportunities ETF, our reports dated December 22, 2025, relating to the financial statements and financial highlights of First Trust Enhanced Short Maturity ETF, First Trust Limited Duration Investment Grade Corporate ETF, First Trust Intermediate Duration Investment Grade Corporate ETF, and First Trust Low Duration Opportunities ETF, our reports dated December 23, 2025, relating to the financial statements and financial highlights of First Trust Tactical High Yield ETF and First Trust Senior Loan Fund, each a series of First Trust Exchange-Traded Fund IV, appearing in Form N-CSR of First Trust Exchange-Traded Fund IV for the year ended October 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “AIFM Directive Disclosures”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 26, 2026